As  filed  with  the  Securities and Exchange Commission on August 2, 1999.

                                                      Registration No. 33-31984
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549

                              __________

                   POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                           FORM S-8 AND FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              __________

                           AVONDALE INDUSTRIES, INC.
          (Exact name of Registrant as specified in its charter)

   LOUISIANA                                                39-1097012
(State or other                                          (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation or
 organization)

                           5100 RIVER ROAD
                      NEW ORLEANS, LOUISIANA 70094
                    (Address, including zip code, of
              Registrant's principal executive offices)

                               __________

         AVONDALE INDUSTRIES, INC. PERFORMANCE SHARE PLAN
         AVONDALE INDUSTRIES, INC. STOCK APPRECIATION PLAN
                      (Full title of the Plans)

                               __________

                           5100 RIVER ROAD
                      AVONDALE, LOUISIANA  70094
                          (504) 436-2121
           (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         ALBERT L. BOSSIER, JR.
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AVONDALE INDUSTRIES, INC.
                            5100 RIVER ROAD
                         AVONDALE, LOUISIANA  70094
                            (504) 436-2121

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                        Copies to:

   DANIEL A. NEFF, ESQ.              JOHN E. PRESTON, ESQ.                CURTIS R. HEARN, ESQ.
    WACHTELL, LIPTON,              SENIOR VICE PRESIDENT AND         JONES, WALKER, WAECHTER, POITEVENT
    ROSEN  &   KATZ                     GENERAL COUNSEL                 CARRERE  &  DENEGRE,  L.L.P.
   51 WEST 52ND STREET              LITTON INDUSTRIES, INC.             201 SAINT CHARLES AVENUE
 NEW YORK, NEW YORK  10019          21240 BURBANK BOULEVARD             NEW ORLEANS, LOUISIANA  70170
    (212) 403-1000               WOODLAND HILLS, CALIFORNIA 91367            (504) 582-8000
                                       (818) 598-5000

=======================================================================================================

The registrant hereby requests that this Post-Effective Amendment No. 2 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act.


                   DEREGISTRATION OF SECURITIES


     This Registration Statement on Form S-8 and Form S-3 (Registration Number 33-31984 (the "Registration Statement")) as amended by Post-Effective Amendment No. 1, registered 1,685,000 shares of Common Stock, par value $1.00 per share (the "Shares"), of Avondale Industries, Inc. (the "Company"). The Shares were to be offered by the Company to its employees pursuant to the terms of the Company's Performance Share Plan and Stock Appreciation Plan (together, the "Plans").

     The Registration Statement also registered the offering for resale by selling shareholders of 473,792 of the Shares that were or may have been acquired by the selling shareholders pursuant to the payment of performance share awards granted to them by the Company under the Performance Share Plan and the exercise of stock options and stock appreciation rights granted to them by the Company under the Stock Appreciation Plan.

     The Company hereby removes from registration all Shares registered hereunder that remain unsold as of the date hereof. As a result of an Agreement and Plan of Merger (the "Agreement") between the Company and Litton Industries, Inc. ("Litton"), pursuant to which a subsidiary of Litton was merged with and into the Company (the "Merger"), all incentives based upon the capital stock of the Company outstanding under the Company's stock incentive plans, including the Plans, were canceled upon consummation of the Merger on August 2, 1999. In addition, in accordance with the Agreement, no additional grants in respect of the Company's capital stock may be made under the Plans.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 2, 1999.

                                          AVONDALE INDUSTRIES, INC.

                                          By: /S/ ALBERT L. BOSSIER
                                             ----------------------------------
                                                  Albert L. Bossier, Jr.
                                          President and Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                  DATE


/S/ ALBERT L. BOSSIER, JR.
--------------------------      Chief Executive Officer         August 2, 1999
Albert L. Bossier, Jr.               and President
                              (Principle Executive Offier)

/S/ THOMAS M. KITCHEN
--------------------------      Corporate Vice President        August 2, 1999
Thomas M. Kitchen             Chief Financial Officer and
                                        Secretary
                             (Prinicple Financial Officer
                            and Principle Accounting Officer)



--------------------------              Director                 -------, 1999
D. Michael Steuert


/S/ JOHN E. PRESTON
--------------------------
John E. Preston                         Director                August 2, 1999


/S/ JEANETTE M. THOMAS
--------------------------
Jeanette M. Thomas                      Director                August 2, 1999